Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

Deutsche Bank AG, Netherlands (Via Paris), Paris, France
Deutsche Bank AG, Amsterdam, Netherlands
Citibank, N.A., San Juan, Puerto Rico
United Overseas Bank Limited, Singapore, Singapore
Nedbank Limited, Johannesburg, South Africa
Barclays Bank of Uganda Limited, Kampala, Uganda
Deutsche Bank AG, Seoul, Republic of Korea
UniCredit Bank Serbia JSC, Belgrade, Serbia
Deutsche Bank S.p.A., Milan, Italy
Citigroup Pty. Limited, Melbourne, Australia
HSBC Bank Middle East Limited, Abu Dhabi,
United Arab Emirates
HSBC Bank Middle East Ltd., Kuwait City, Kuwait
Deutsche Bank AG, Netherlands (via Paris), Lisbon, Portugal
Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan
UniCredit Bulbank AD, Sofia, Bulgaria
Zagrebacka Banka d.d., Zagreb, Croatia
Unicredit Bank Czech Republic A.S. Prague, Czech Republic
UniCredit Bank Slovakia A.S., Bratislava, Slovak Republic

Type of Custody:  Foreign Custodian Rule 17f-5